UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 9, 2026

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-42569	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199

(Address Of Principal Executive Offices, Including Zip Code)

(480) 792-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.001 par value per share	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)
Depositary Shares, each representing a 1/20th interest in a share of 7.50% Series A Mandatory Convertible Preferred Stock $0.001 par value per share	MCHPP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On February 9, 2026, Microchip Technology Incorporated (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc. and Truist Securities, Inc., as representatives of the several initial purchasers (the “Initial Purchasers”), to issue and sell $800 million aggregate principal amount of its 0% Convertible Senior Notes due 2030 (the “Initial Notes”). In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $100 million aggregate principal amount of such notes on the same terms and conditions (the “Additional Notes” and together with the Initial Notes, the “Notes”). On February 10, 2026, the Initial Purchasers exercised their option to purchase the Additional Notes in full.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were subsequently resold by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

Convertible Notes and the Indenture

The Company issued the Notes pursuant to an indenture, dated February 11, 2026 (the “Indenture”), by and between the Company and Computershare Trust Company, National Association, as trustee. The Notes are senior unsecured obligations of the Company. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on February 15, 2030, unless earlier redeemed, repurchased or converted. The Notes will not bear interest and the principal amount of the Notes will not accrete. The Notes may bear special interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding November 15, 2029, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on June 30, 2026 (and only during such fiscal quarter), if the last reported sale price of the Company’s Common Stock, for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after November 15, 2029, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company will satisfy its conversion obligation by paying cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 9.5993 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $104.17 per share of Common Stock. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

The Company may not redeem the Notes prior to February 20, 2029. The Company may redeem for cash all or any portion of the Notes, at its option, on or after February 20, 2029 and prior to the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period, ending on and including the trading day preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If the last reported sale price of the Common Stock is less than the conversion price on the trading day immediately preceding the business day immediately preceding February 15, 2029, holders of the notes have the right to require the Company to repurchase for cash all or any portion of their notes on February 15, 2029 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest to, but excluding, the repurchase date.

A copy of the Indenture (including the form of the Note) is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from this offering were approximately $883.3 million, after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company used approximately $68.0 million of the net proceeds of the offering to pay the cost of the capped call transactions described below. The Company intends to use the remainder of the net proceeds from the offering to repay notes outstanding under the Company’s commercial paper program.

Capped Call Transactions

On February 9, 2026 in connection with the pricing of the Notes, and on February 10, 2026 in connection with the Initial Purchasers’ exercise of the option to purchase Additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the Initial Purchasers or their respective affiliates and other financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments, the number of shares of Common Stock underlying the Notes sold in the offering. The Capped Call Transactions are generally expected to reduce potential dilution to the Common Stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be $148.82 per share, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is qualified in its entirety by reference to the form of capped call transaction confirmation relating to the Capped Call Transactions attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On February 9, 2026, the Company issued a press release announcing its intention to offer, subject to market and other conditions, $600 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 10, 2026, the Company issued a press release announcing that it had priced the offering of the Notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of February 11, 2026, by and between Microchip Technology Incorporated and Computershare Trust Company, National Association, as trustee.

4.2	Form of 0% Convertible Senior Notes due 2030 (included in Exhibit 4.1).

10.1	Form of Capped Call Transaction Confirmation.

99.1	Press release, dated February 9, 2026.

99.2	Press release, dated February 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated

Date: February 11, 2026	By: /s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)